Exhibit 99

EMPLOYMENT AGREEMENT

AGREEMENT made as of the 1st day of January, 2014 by and between THE EASTERN COMPANY, a corporation organized under the laws of the State of Connecticut (the "Company"), and LEONARD F. LEGANZA, of 62 Tunxis Village Road, Farmington, Connecticut (the "Executive").

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into an employment agreement effective as of January 1, 2005, which was amended by agreements dated October 24, 2007, December 12, 2007, October 22, 2008, October 21, 2009, October 27, 2010, July 27, 2011 and August 15, 2012; and

WHEREAS, the Company wishes to amend and restate the employment agreement and to continue to employ the Executive in the capacities and on the terms and conditions set forth below, and the Executive has agreed to amend and restate the employment agreement and to accept such employment on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter set forth and other good and valuable consideration, the Company and the Executive agree as follows:

Section 1.                      Definitions.

When used herein, each of the words and phrases defined hereinafter shall have the following meaning unless a different meaning is clearly required by the context of the Agreement:

(a)           Average Adjusted Compensation shall mean the average of the Executive's annual compensation over the five calendar years ending prior to the date of a Change in Control.  Average Adjusted Compensation shall be determined by taking into account all of the base compensation and annual bonus payable to the Executive by the Company (including any pre-tax contributions made to a cafeteria plan or a Section 401(k) plan), but shall exclude any compensation resulting from the exercise of stock options granted to the Executive by the Company.

(b)           Average Total Compensation shall mean the average of the Executive's annual compensation over the five calendar years ending prior to the date of a Statutory Change in Control (or such shorter period of time during which the Executive is employed by the Company).  Average Total Compensation shall be determined by taking into account all of the compensation payable to the Executive by the Company (including any pre-tax contributions made to a cafeteria plan or a Section 401(k) plan), and shall be determined pursuant to Section

280G of the Code.  If the five calendar year period includes a calendar year in which the Executive was not employed for the entire year, the Executive's compensation for such calendar year shall be annualized.

(c)           Base Compensation shall mean the base compensation of the Executive set forth in Section 5(a), as it may be adjusted by the Board of Directors.

(d)           Beneficiary shall mean the spouse to whom the Executive is married on January 1, 2014.

(e)           Board of Directors shall mean the board of directors of the Company.

(f)           Cause shall mean any one or more of the following, as determined in good faith by the Board of Directors:

(i)           the conviction of the Executive of (or the entry by the Executive of a plea of guilty or nolo contendere to) a felony involving moral turpitude;

(ii)           the Executive's engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties and that results in economic harm to the Company; provided, however, that no act or failure to act will be considered to be "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Company; or

(iii)           the Executive's material breach of the noncompetition, nonsolicitation or nondisclosure covenants set forth in Section 8, the Company's code of ethics, the Company's policies with regard to trading in its common stock, or any other applicable rules or regulations.

Notwithstanding the above, no act or omission shall constitute "Cause" until the Board of Directors has provided the Executive with a detailed written notice of its conclusion that such an act or omission has occurred, and then only if the Executive has failed to correct such act or omission within a reasonable period of time.

For purposes of this Agreement, the Executive's Separation from Service shall be deemed to be for Cause if the Board of Directors of the Company determines, at the time of the Executive's Separation from Service or at any time subsequent to the Executive's Separation from Service, that Cause for termination exists or existed at the time of his Separation from Service.  In particular, the Executive shall be deemed to have been terminated for Cause if a material breach of the noncompetition, nonsolicitation or nondisclosure covenants set forth in Section 8 occurs subsequent to the Executive's Separation from Service.

(g)           Change of Control shall mean a change in ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company.

(i)           A change in ownership of the Company occurs when any person (or two or more persons acting as a group) acquires ownership of stock of the Company which, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company.  However, if any person or group of persons is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or group of persons is not considered to result in a change in ownership of the Company.

(ii)           A change in effective control of the Company occurs either:  (A) when any person (or two or more persons acting as a group) acquires (or has acquired during the preceding twelve month period) ownership of stock of the Company possessing fifty percent (50%) or more of the total voting power of the stock of the Company; or (B) a majority of the board of directors of the Company is replaced during a twelve month period by persons who are not endorsed by a majority of the board of directors of the Company in office prior to such change.  However, if any person or group of persons is considered to have acquired effective control of the Company pursuant to this Section 1(g)(ii), the acquisition of additional control of the Company by the same person or group of persons is not considered to result in a change in effective control of the Company.

(iii)           A change in ownership of a substantial portion of the assets of the Company occurs on the date that any one person (or two or more persons acting as a group) acquires (or has acquired during the preceding twelve month period) assets from the Company that have a total gross fair market value equal to or greater than sixty percent (60%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(h)           Code shall mean the Internal Revenue Code of 1986, as amended.

(i)           ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

(j)           Parachute Payment Limit shall mean 2.99 times the Executive's Average Total Compensation, as determined pursuant to Section 280G of the Code.

(k)           Separation from Service shall mean the Executive’s termination of employment with the Company and all affiliates of the Company, as defined for purposes of Code Section 409A.

(l)           Statutory Change in Control shall mean a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as determined pursuant to Section 280G of the Code.

(m)           Tax Advisor shall mean the independent accounting firm engaged by the Company.

(n)           Total Parachute Payments shall mean any and all payments or benefits which are in the nature of compensation and which are received (or to be received) by the Executive in connection with a Statutory Change in Control, as determined pursuant to Section 280G of the Code.

Section 2.                      Position

The Company hereby employs the Executive, and the Executive hereby accepts employment, as Chairman of the Board, President and Chief Executive Officer of the Company through the end of the term of this Agreement.

The Executive agrees to serve in the positions described above and to devote his full working time, attention and energies to the performance of the duties described in Section 3: (a) except for vacations in accordance with Section 5(e) hereof and absences due to temporary illness; and (b) except that the foregoing shall not preclude the Executive from serving on the boards of a reasonable number of trade associations, for-profit corporations and charitable organizations and engaging in charitable activities and community affairs, provided such activities collectively do not interfere with the proper performance of the Executive's duties and responsibilities hereunder.

Section 3.                      Authority, Responsibilities and Duties

The Executive shall have such authority, responsibilities and duties as generally pertain to the offices of Chairman of the Board, President and Chief Executive Officer of the Company, and shall have such other authority, responsibilities and duties as may reasonably be assigned from time to time by the Board of Directors of the Company or its designee.

Section 4.                      Term.

The term of this Agreement shall begin as of January 1, 2014 and shall continue until December 31, 2014.

The Company may, in its discretion, elect to renew this Agreement for one or more additional one-year periods by giving written notice to the Executive at least thirty (30) days prior to the end of the term or any renewal period.

Section 5.                      Compensation and Benefits

In consideration of the services performed for or on behalf of the Company, the Company shall compensate the Executive as follows:

(a)           Base Compensation.  The Company shall pay the Executive, in accordance with the Company's customary payroll practices for its senior executive officers, Base Compensation at an annual rate determined by the Board of Directors.

(b)           Annual Bonus.  For each fiscal year of the Company which ends within the term of the Agreement, the Executive shall be entitled to participate in the Company's annual incentive program for its senior executive officers, or such other bonus plan or program as the Board of Directors shall establish for the Executive in its sole discretion.

(c)           Equity Incentive Plans.  The Executive may be granted stock options or other equity incentive awards in accordance with the terms of the Company's equity incentive plans, as the Board of Directors shall determine from time to time in its sole discretion.

(d)           Other Benefits.  The Executive will be eligible for and will be entitled to participate in other benefits maintained by the Company for its senior executive officers (including, but not limited to, medical, dental, disability, life insurance and retirement benefits) on a basis not less favorable than that applicable to other senior executive officers of the Company, subject to the requirements of applicable law.  The Company shall have the right to amend or terminate any or all of such benefits at any time; provided, however, that any such amendment or termination shall apply on the same basis to the Executive and to all other senior executive officers of the Company.  The Executive will also be entitled to appropriate office space, administrative support (including but not limited to secretarial assistance), and such other facilities and services as are suitable to the Executive's position and adequate for the performance of the Executive's duties.

(e)           Vacation.  The Executive will be entitled to five (5) weeks of vacation per calendar year, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company and to Company policies applicable to senior executive officers as in effect from time to time. The Executive shall not be entitled to receive cash in lieu of any unused vacation time.  In addition, the Executive shall not be entitled to carryover any unused vacation time to a subsequent calendar year.

(f)           Business Expenses.  The Executive will be entitled to reimbursement of all reasonable business expenses, in accordance with the Company's policy as in effect from time to time and on a basis not less favorable than that applicable to other senior executive officers of the Company (including, without limitation, telephone, travel and entertainment expenses incurred by the Executive in connection with the business of the Company).  All such reimbursements shall be subject to such reasonable substantiation and documentation as may be specified by the Company.

Section 6.                      Post-Retirement Medical Benefits, Deferred Compensation Benefits, and Change in Control Benefit

The Executive shall be entitled to receive the following benefits:

(a)           Post-Retirement Medical Benefits.  Following the Executive's Separation from Service as President and Chief Executive Officer of the Company for any reason (other than the Company's termination of the Executive's employment for Cause), the Company will provide the Executive with the following benefits:

(i)           Following the Executive's Separation from Service, the Company will provide the Executive:  (A) coverage under the Company’s medical plan for eligible retirees, on the same terms and conditions and to the same extent applicable to the other eligible employees of the Company; (B) at the sole expense of the Company, coverage under a Medicare supplement policy comparable to the Medicare supplement policy offered by Anthem Blue Cross/Blue Shield; and (C) at the sole expense of the Company, reimbursement of the Executive for his Medicare Part D premiums.  Such medical benefits shall commence on the date of the Executive's Separation from Service, and shall continue until the death of the Executive.

(ii)           Following the Executive’s Separation from Service, the Company will provide the Executive's spouse:  (A) coverage under the Company’s medical plan for the spouses of eligible retirees, on the same terms and conditions and to the same extent applicable to the spouses of other eligible employees of the Company; (B) at the sole expense of the Company, coverage under a Medicare supplement policy comparable to the Medicare supplement policy offered by Anthem Blue Cross/Blue Shield; and (C) at the sole expense of the Company, reimbursement of the Executive’s spouse for her Medicare Part D premiums.  Such medical benefits shall commence on the date of the Executive's Separation from Service, and shall continue until the death of the Executive’s spouse.

(iii)           As required by Code Section 409A:  (A) the post-retirement medical benefits payable under this Section 6(a) are objectively determinable; (B) such post-retirement medical benefits are provided for a specified period (i.e., the lifetime of the Executive and his spouse); (C) the amount of the post-retirement medical benefits provided in one year does not affect the amount of the post-retirement medical benefits available in another year (except for the applicability of annual or lifetime caps); (D) the reimbursement of any post-retirement medical expenses must be made no later than the end of the year following the year in which the expenses were incurred; and (E) the right to receive the post-retirement medical benefits is not subject to liquidation or exchange for another benefit.

(b)           Deferred Compensation Benefits.  The Executive shall be entitled to receive the deferred compensation described in this Section 6(b) (unless the Company terminates the Executive’s employment for Cause).

(i)           The amount of the deferred compensation payable to the Executive shall equal the product of six hundred thousand dollars ($600,000), multiplied by a fraction (not greater than one) where: (A) the numerator of the fraction is the number of full calendar months of employment of the Executive during the period beginning on January

1, 2014 and ending on the date of his Separation from Service or death; and (B) the denominator of the fraction is sixty (60).

(ii)           The Company shall commence payment of the deferred compensation described in Section 6(b)(i) on the first day of the month that is at least six months after the Executive’s Separation from Service, and the payment of the deferred compensation shall continue in equal monthly installments on the first day of each month for a period of sixty (60) consecutive months.

(iii)           If the Executive dies prior to the commencement of the deferred compensation described in Section 6(b)(i), the Executive’s Beneficiary shall receive the deferred compensation.  The deferred compensation shall commence on the first day of the month following the Executive’s death, and the payment of the deferred compensation shall continue in equal monthly installments on the first day of each month for a period of sixty (60) consecutive months or until the death of the Executive’s Beneficiary (whichever occurs first).

If the Executive dies after commencing to receive the deferred compensation described in Section 6(b)(i) but before the receipt of sixty (60) consecutive monthly payments, the balance of said payments shall be paid to the Executive’s Beneficiary until the remainder of such sixty (60) consecutive monthly payments have been paid or until the death of the Executive’s Beneficiary (whichever occurs first).

(c)           Change in Control Benefit.  If a Change in Control of the Company occurs, then the Company shall pay to the Executive a change in control benefit equal to 2.99 times the Executive's Average Adjusted Compensation.  Average Adjusted Compensation shall be determined as of the date of the Change in Control.

The change in control benefit described in this Section 6(c) shall be paid to the Executive in a single lump sum amount within thirty (30) days following the date on which the Change in Control of the Company occurs.

If a Change in Control occurs, the change in control benefit described in this Section 6(c) shall be paid in addition to the post-retirement medical benefits described in Section 6(a) and the deferred compensation described in Section 6(b), and any other benefits or payments to which the Executive is entitled under the terms of any agreement, plan or policy established by the Company.  In addition, the Executive shall receive the post-retirement medical benefits described in Section 6(a), the deferred compensation described in Section 6(b), and the change in control benefit described in Section 6(c) whether or not the Executive is terminated for Cause following the Change in Control.

Notwithstanding anything in this Agreement to the contrary, in the event that a Statutory Change in Control has occurred (whether or not a Change in Control has occurred) and the Total Parachute Payments are determined by the Tax Advisor not to be deductible, in whole or in part, by the Company because they exceed the Parachute Payment Limit set forth in Section 280G of the Code, then the change in control benefit described in this Section 6(c) (to the extent it is included in the Total Parachute Payments) shall be reduced until all of the Total Parachute Payments are deductible in accordance with Section 280G of the Code, or the change in control benefit described in this Section 6(c) is reduced to zero.  For purposes of this limitation, no portion of the Total Parachute Payments shall be taken into account to the extent that the receipt of such payments, in the determination of the Tax Advisor, is effectively waived by the Executive prior to the date which is fifteen (15) days following the date of the Change in Control and prior to the earlier of the date of constructive receipt and the date of payment thereof.  The determination of the Tax Advisor as to the deductibility of the Total Parachute Payments shall be completed not later than thirty (30) days following the date of the Change in Control, and such determination shall be communicated in writing to the Company, with a copy to the Executive, within said thirty (30) day period.  The good faith determination of the Tax Advisor as to the deductibility of the Total Parachute Payments shall be deemed conclusive and binding on the Company and the Executive.  The Company shall pay the fees and other costs of the Tax Advisor hereunder.  In the event that the Tax Advisor is unable or declines to serve for purposes of making the foregoing determination, the Company shall appoint another accounting firm of national reputation to serve as the Tax Advisor, with the Executive's consent.

(d)           Code Section 409A.                                The provisions of this Agreement shall in all events be interpreted in a manner consistent with the Agreement satisfying the requirements of Code Section 409A and the regulations promulgated pursuant thereto.

Section 7.	Provisions Applicable to Section 6 Benefits

The following provisions shall apply to the payment of the benefits described in Section 6:

(a)           Funding.  It is the intention of the Company, the Executive, his Beneficiary and each other party to this Agreement that the benefits payable under this Agreement be unfunded for tax purposes and for purposes of Title I of ERISA.  The rights of the Executive and his Beneficiary to receive such benefits shall be those of a general unsecured creditor of the Company.

(b)           Benefits Not Assignable. Except as required by law, the right of the Executive or his Beneficiary to any benefits payable under the Agreement:  (i) shall not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or his Beneficiary; (ii) shall not be considered an asset of the Executive or his Beneficiary in the event of any divorce, insolvency or bankruptcy; and (iii) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process.  In the event that the Executive or his Beneficiary who is receiving or is entitled to receive benefits under the Agreement attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall, unless otherwise required by law, be null and void.

(c)           Administration.

(i)           The Board of Directors of the Company shall have the responsibility for the administration of the payment of benefits under this Agreement.  The Board of Directors may, by written instruction, designate one or more persons to carry out such responsibilities and may, in the same manner, revoke such delegation of responsibilities; provided, however, that in no event may the Board of Directors appoint the Executive to carry out such responsibilities.  Upon the designation of such a person or persons and the delegation of such responsibilities to him or them, all references in this Agreement to "Administrator" shall be deemed to refer to such person or persons.

(ii)           The Administrator shall have such authority and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(A)           to construe and interpret the Agreement and to decide all questions of eligibility for (and determine the amount and time of payment of) benefits hereunder;

(B)           to prescribe procedures to be followed by the Executive and his Beneficiary for the payment of benefits;

(C)           to prepare and distribute information explaining the payment of benefits hereunder; and

(D)           to appoint or employ individuals to assist in the administration of the payment of benefits hereunder and any other agents it deems advisable, including legal counsel (who may be counsel for the Company).

(iii)           Whenever, in the Administrator's opinion, a person entitled to receive any benefits hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Administrator may issue directions that payments shall be made to another person for his or her benefit, or the Administrator may direct that payments be applied for the benefit of such person in such manner as the Administrator considers advisable.  Any payment of benefits in accordance with the provisions of this Section 7(c)(iii) shall be a complete discharge of any liability for the making of such payment under the provisions of the Agreement.

(d)           Benefit Claims Procedure.

(i)           Any claim for the payment of benefits under this Agreement shall be made in writing to the Administrator.  If such claim for benefits is wholly or partially denied, the Administrator shall, within ninety (90) days after receipt of the claim, notify the claimant of the denial of the claim.  Such notice of denial:  (A) shall be in writing; (B) shall be written in a manner calculated to be understood by the claimant; and (C) shall contain (I) the specific reason or reasons for denial of the claim, (II) a specific reference to the pertinent provisions of the Agreement upon which the denial is based, (III) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (IV) an explanation of the claim review procedure.

(ii)           Within sixty (60) days after the receipt by the claimant of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the claimant may file a written request with the Administrator that it conduct a full and fair review of the denial of the claim for benefits.

(iii)           The Administrator shall deliver to the claimant a written decision on the claim within sixty (60) days after receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing, the aforesaid sixty (60) day period shall be extended to one hundred twenty (120) days.  Such decision shall:  (A) be written in a manner calculated to be understood by the claimant; (B) include the specific reason or reasons for the decision; and (C) contain a specific reference to the pertinent provisions of the Agreement upon which the decision is based.

Section 8.                      Restrictive Covenants

(a)           Noncompetition Covenant. The Executive covenants and agrees that, while employed by the Company and for a period of two years after the Executive's Separation from Service with the Company for any reason (the "noncompetition term"), the Executive will not, anywhere in the "restricted area", either directly or indirectly, solely or jointly with any other person or persons, as an employee, contractor, consultant, individual proprietor, partner, shareholder, director, officer, member, manager, joint venturer, investor, lender, or in any other capacity, "compete" with the business of the Company as conducted during the noncompetition term; provided, however, that this Section 8(a) shall not apply to the Executive's passive ownership of stock in, or service as a director of, any publicly-traded company.

As used in this Section 8(a): (i) the term "compete" shall mean engaging, participating, or being involved in any respect in the business of, or furnishing any aid, assistance or service of any kind to any person in connection with, the design, manufacture, production, distribution, sale, marketing, merchandising, import or export of any product or service which is the same as or similar in either design or function, or both, to any product or service at any time designed, manufactured, produced, distributed, sold, marketed, merchandised, imported or exported by the Company; and (ii) the term "restricted area" shall mean the entire United States and such other countries where the Company markets and sells or intends to market and sell any product or service at any time designed, manufactured, produced, distributed, sold, marketed, merchandised, imported or exported by the Company.

(b)           Nonsolicitation Covenant. The Executive covenants and agrees that, while employed by the Company and for a period of two years following the Executive's Separation from Service with the Company for any reason, the Executive will not, directly or indirectly, by any means or device whatsoever, for the Executive, or on behalf of or in conjunction with any other person, partnership or corporation, solicit, entice, hire, or attempt to hire or employ any employee of the Company.

(c)           Nondisclosure Covenant. The Executive covenants and acknowledges that certain assets of the Company constitute "confidential information." As used in this Section 8(c), the term "confidential information" means any and all information and compilations of information, in whatever form or medium (including any copies thereof), relating to any part of the business of the Company, or the business of its customers, which is provided to the Executive, or which the Executive obtains or compiles or had obtained or compiled on his behalf, which information or compilations of information are not a matter of public record or generally known to the public, including without limitation: (i) financial information regarding the Company; (ii) personnel data, including compensation arrangements relating to the Executive or any other employees of the Company; (iii) internal plans, practices, and procedures of the Company; (iv) the business methods and marketing strategies of the Company; and (v) any other information expressly deemed confidential by the officers and directors of the Company.

The Executive covenants and agrees that, without the prior written consent of the Company, the Executive will not use or disclose, or negligently permit any unauthorized person to use, disclose, or gain access to, any confidential information.

Upon Separation from Service, the Executive agrees to deliver promptly to the Company all memoranda, notes, records, manuals, or other documents, including all copies of such materials, containing confidential information, whether made or compiled by the Executive or furnished to him from any source by virtue of the Executive’s relationship with the Company.  Regardless of the reason for the Executive’s cessation of employment, the Executive will furnish such information as may be in the Executive’s possession and will provide such cooperation to the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party. The Company will reimburse the Executive for any reasonable out-of-pocket expenses that the Executive incurs in order to satisfy his obligations under this Section 8(c).

(d)           Reformation; Injunctive and Equitable Relief. The Executive expressly acknowledges that the Company and the Executive have carefully considered the nature and scope of this Section 8, and that the activities, period and area covered by this Section 8 are fair, reasonable and necessary. To the extent that any covenant contained in this Section 8 is held to be invalid, illegal or unenforceable because of the extent of activities, duration of such covenant, the geographic area covered thereby, or otherwise, the Company and the Executive agree that the court making such determination shall reform such covenant to include as much of its nature and scope as will render it enforceable and, in its reduced form, said covenant shall be valid, legal and enforceable to the fullest extent of the law.

The Executive also acknowledges and agrees that, upon any breach by the Executive of any of the covenants in this Section 8, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it, including the recovery of damages from the Executive.

Section 9.                      Applicability of Other Agreements

(a)           Continuation of Supplemental Retirement Plan.  The Supplemental Retirement Plan for the Chief Executive Officer of The Eastern Company dated September 9, 1998 shall not be affected by the adoption of this Agreement, and shall continue in effect during the term of this Agreement and thereafter.

(b)           Replacement of Prior Employment Agreement.  Effective as of January 1, 2014, the terms of this Agreement shall supersede the terms of the prior employment agreement between the Company and the Executive dated as of January 1, 2005, as amended.

Section 10.                      General

(a)           Notices.  All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if sent by overnight courier or by certified mail, return receipt requested, postage prepaid or sent by written telecommunication or telecopy, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 10(a):

If to the Company, to:
The Eastern Company
112 Bridge Street
P.O. Box 460
Naugatuck, CT  06770
Attn: Chairman of the Compensation Committee
of the Board of Directors

If to the Executive, at his last residence shown on the records of the Company.

Any such notice shall be effective: (i) if delivered personally, when received; (ii) if sent by overnight courier, when receipted for; and (iii) if mailed, five days after being mailed as described above.

(b)           Successors.

(i)           This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

(ii)           This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(iii)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform all of the obligations of the Company under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place, including but not limited to the Company’s obligation to provide the deferred compensation set forth in Section 6(b).  As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(c)           Other Plan Benefits.  Nothing in this Agreement shall prevent the Executive from receiving, in addition to any amounts he may be entitled to receive under this Agreement, any amounts which may be distributable to him at any time under the terms of any qualified employee benefit plan or any other non-qualified or incentive plan or arrangement of the Company which is now in effect or which may hereafter be adopted.

(d)           Full Settlement.  The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

(e)           Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

(f)           Waivers.  No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

(g)           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)           Amendment. This Agreement may not be amended except by a written instrument hereafter signed by the Executive and a duly authorized representative of the Board of Directors of the Company.

(i)           Governing Law. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of law.

(j)           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(k)           Payments and Exercise of Rights After Death. Any amounts due hereunder after the Executive's death shall be paid to the Executive's Beneficiary.

(l)           Withholding.  Any payments provided under this Agreement shall be paid net of any applicable tax withholding required under federal, state or local law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereunto affixed, and the Executive has hereunto set the Executive’s hand and seal, as of the day and year specified above.

ATTEST:	THE EASTERN COMPANY

/s/Theresa P. Dews	By: /s/David C. Robinson
Theresa P. Dews	Name: David C. Robinson
Its Secretary	Title: Chairman, Compensation Committee
Date: December, 18, 2013

EXECUTIVE:

/s/Leonard F. Leganza
Leonard F. Leganza
Chairman, President and CEO